Exhibit 21

SIGMA-ALDRICH CORPORATION

SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. (Illinois)

(A)	Sigma-Aldrich Israel, Ltd. (Israel)

(B)	Aldrich Chemical Company, Inc. (Delaware)

(C)	Sigma-Aldrich B.V. (Netherlands)

(1)	Sigma-Aldrich Holding B.V. (Netherlands)

(a)	Sigma-Aldrich Chemie Holding GmbH (Germany)

(i)	Sigma-Aldrich Chemie GmbH (Germany)

a.	Sigma-Aldrich Laborchemikalien GmbH (Germany

(ii)	Sigma-Aldrich Produktions GmbH (Germany)

(iii)	Sigma Ark GmbH (Germany)

(iv)	Proligo International GmbH (Germany)

a.	Proligo Chemie GmbH (Germany)

b.	Proligo France SAS (France)

c.	Proligo Singapore Pte. Ltd. (Singapore)

d.	Proligo Japan KK (Japan)

e.	Proligo Australia Pty. Ltd. (Australia)

(E)	Sigma-Aldrich Chemie Verwaltungs GmbH (Germany)

(F)	Sigma-Aldrich Grundstucks-Verwaltungs GmbH & Co. KG (Germany)

(G)	Aldrich Chemical Foreign Holding LLC (Missouri)

(1)	Sigma-Aldrich Chimie S.N.C. (France)

(a)	Sigma-Aldrich Chimie S.a.r.l. (France)

(H)	Sigma Chemical Foreign Holding LLC (Missouri)

(I)	Supelco, Inc. (Delaware)

(J)	Sigma-Aldrich Biotechnology Holding Co., Inc. (Missouri)

(K)	Sigma-Aldrich Biotechnology Investment LLC (Missouri)

(L)	Sigma-Aldrich Biotechnology LP (Missouri)

(M)	Sigma-Genosys of Texas, Inc. (Texas)

(N)	Sigma-Genosys Holdings LLC (Missouri)

(O)	Sigma-Genosys LP (Texas)

(P)	Sigma-Aldrich Business Holdings, Inc. (Delaware)

(1)	Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)

(Q)	Sigma-Aldrich Lancaster, Inc. (Missouri)

(1)	Techcare Systems, Inc. (California)

(R)	KL Acquisition Corp (Missouri)

(1)	Chemical Trade, Limited (Russia)

(2)	MedChem, Limited (Russia)

(a)	SAF-LAB (Russia)

(b)	Sigma-Aldrich Rus (Russia)

(S)	Sigma-Aldrich China, Inc. (Missouri)

(T)	Sigma-Aldrich Logistik GmbH (Germany)

(U)	Sigma-Aldrich Manufacturing, LLC (Missouri)

2)	Sigma-Aldrich, Inc. (Wisconsin)

Exhibit 21 (continued)

3)	Sigma-Aldrich Finance Co. (Missouri)

4)	Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)

5)	Sigma-Aldrich (Switzerland) Holding AG (Switzerland)

(A)	Sigma-Aldrich Chemie GmbH (Switzerland)

(B)	Sigma-Aldrich Production GmbH (Switzerland)

(1)	Sigma-Aldrich GmbH (Switzerland)

(C)	Sigma-Aldrich N.V./S.A. (Belgium)

(1)	Sigma-Aldrich Chemie B.V. (Netherlands)

(D)	Sigma-Aldrich Italia S.r.l. (Italy)

(1)	Sigma-Aldrich S.r.l. (Italy)

(E)	Sigma-Aldrich (Shanghai) Trading Co. Ltd. (China)

(F)	Sigma-Aldrich Denmark A/S (Denmark)

(G)	Sigma-Aldrich Finland Oy (Finland)

(H)	Sigma-Aldrich Norway AS (Norway)

(I)	Sigma-Aldrich Sweden AB (Sweden)

6)	Sigma-Aldrich Company, Ltd. (UK)

(A)	SAFC Biosciences Limited (UK)

7)	Sigma-Aldrich Foreign Holding Co. (Missouri)

(A)	Sigma-Aldrich Handels GmbH (Austria)

(B)	Sigma-Aldrich spol.s.r.o. (Czech Republic)

(C)	Sigma-Aldrich (O M) Ltd. (Greece)

(D)	Sigma-Aldrich Kft (Hungary)

(E)	Sigma-Aldrich Financial Services Limited (Ireland)

(F)	Sigma-Aldrich Ireland Ltd. (Ireland)

(G)	Sigma-Aldrich Sp. z.o.o. (Poland)

(H)	Sigma-Aldrich Quimica S.A. (Spain)

(J)	Sigma-Aldrich de Argentina S.A. (Argentina)

(K)	Sigma-Aldrich Pty., Limited (Australia)

(L)	Sigma-Aldrich Oceania Pty. Limited (Australia)

(M)	Sigma-Aldrich Australia General Partnership (Australia)

(1)	Sigma-Aldrich New Zealand Ltd. (New Zealand)

(N)	SAFC Biosciences Pty. Ltd. (Australia)

(L)	Sigma-Aldrich Quimica Brasil Ltda. (Brazil)

(P)	Sigma-Aldrich Canada Ltd. (Canada)

(Q)	Sigma-Aldrich Chemicals Private Ltd. (India)

(R)	Sigma-Aldrich Japan KK (Japan)

(S)	Sigma-Aldrich Korea Ltd. (Korea)

(1)	Sigma-Aldrich Sales Korea Ltd.

(T)	Sigma-Aldrich Quimica S.A. de C.V. (Mexico)

(U)	Sigma-Aldrich Pte. Ltd. (Singapore)

(1)	Sigma-Aldrich (M) Sdn. Bhd. (Malaysia)

(V)	Sigma-Aldrich Pty. Ltd. (South Africa)

8)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)

9)	SAFC, Inc. (Wisconsin)

10)	SAFC-JRH Holding Company, Inc. (Delaware)

(A)	SAFC Biosciences, Inc. (Delaware)